     As filed with the Securities and Exchange Commission on June 17, 1999
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
             (Exact name of Registrant as specified in its charter)

                           ------------------------

          California                          7372                  94-3120525
(State or other jurisdiction       (Primary Standard Industrial   (I.R.S.
of incorporation or organization)  Classification Code Number)    Employer Iden-
                                                                  tification
                                                                  No.)

                               1155 Market Street
                        San Francisco, California  94103
                                 (415) 437-1100
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                   ORI SASSON
                            Chief Executive Officer
                 Genesys Telecommunications Laboratories, Inc.
                               1155 Market Street
                        San Francisco, California  94103
                                 (415) 437-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                           ------------------------

                                   Copies to:
                             Scott D. Lester, Esq.
                        BROBECK, PHLEGER & HARRISON LLP
                               One Market Street
                               Spear Street Tower
                        San Francisco, California 94105
                                 (415) 442-0900

                       __________________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                       __________________________________

     If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                         Proposed Maximum     Proposed Maximum
                Title of Each Class of                    Amount to       Offering Price         Aggregate          Amount of
             Securities to be Registered                be Registered      Per Share(1)      Offering Price (1)  Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value........................      207,500 shares        $22.09375          $4,584,453          $1,274
=================================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices of our common stock as reported on the Nasdaq National Market on June 10, 1999.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

================================================================================
We will amend and complete the information in this prospectus. Although we are permitted by US federal securities laws to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.
================================================================================
PROSPECTUS

                   SUBJECT TO COMPLETION, DATED JUNE 17, 1999





                                 207,500 Shares



                 Genesys Telecommunications Laboratories, Inc.


                                  Common Stock
                                 (no par value)

     This Prospectus relates to the public offering, which is not being underwritten, of 207,500 shares of our common stock that are held by certain of our shareholders. All of the shares being offered hereby either were originally issued by us, or will be issued by us pursuant to the exercise of options to acquire shares of our common stock, in connection with the acquisition of Plato Software Corporation on December 9, 1998.

     The prices at which these shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We have agreed to bear certain expenses in connection with the registration of the shares being offered and sold by the shareholders identified on p. 12 of this prospectus.

     Our common stock is quoted in the Nasdaq National Market under the symbol "GCTI." On June 15, 1999, the closing price on Nasdaq for our common stock was $22.00 per share.

                              ____________________

    This investment involves risk.  See "Risk Factors" beginning on page 3.

                              ____________________

Neither the SEC nor any nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.




                  The date of this prospectus is June 17, 1999

                               PROSPECTUS SUMMARY

     This summary highlights certain information contained elsewhere in this Prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the common stock. You should read the entire Prospectus carefully, especially the risks of investing in the common stock discussed under "Risk Factors."

                                    Genesys

     We are a leading provider of enterprise-wide customer interaction, computer telephony and e-mail software solutions to enterprises for use in connection with their call centers and contact centers. Our products enable our customers to optimally manage their customer interactions and employee communications to increase productivity, lower costs and achieve greater customer satisfaction and loyalty. To accomplish this, our software-based solutions integrate and extend the capabilities of an organization's computer, telecommunications and database systems, bringing together what were once disparate technologies. We believe that as customer interactions are increasingly viewed as strategic to an organization's mission, call center capabilities will be extended beyond traditional agent, site and switch boundaries, transforming the entire enterprise into a customer interaction network.

     The Genesys Suite is made up of two integrated elements: an open, scalable, standards-based framework, and a broad suite of inbound and outbound communication and reporting applications. With the ability to integrate multiple communications media, the Genesys Suite supports traditional voice calls, as well as customer interactions via e-mail and the Internet. The open, standards-based nature of our framework products allows an organization to leverage its investments in existing telecommunications and computing infrastructure, software applications and employee training. Our products support the integration of internally developed or commercially available business applications, such as help desk or sales force automation. In order to assist our customers in realizing the maximum benefit from their solutions, we augment our software license products with a range of professional service offerings, including implementation, training and support services. To date, we have licensed our products to more than 300 end-users worldwide.

     Genesys Telecommunications Laboratories, Inc. was incorporated in California in October 1990. Our principal executive offices are at 1155 Market Street, San Francisco, California 94103 and our telephone number is (415) 437-1100.

                                  The Offering

Common Stock offered by the selling shareholders..........   207,500 shares

Use of Proceeds...........................................   We will not receive any proceeds from the sale of
                                                             the shares offered hereby.

Nasdaq National Market Symbol.............................   GCTI


                                      2.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

     This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

Our limited operating history makes forecasting difficult

     We were founded in October 1990 and began shipment of our platform product in 1991. Although we have been profitable in recent periods, we cannot guarantee that we will remain profitable either on a quarterly or annual basis. Our limited operating history makes predicting future operating results difficult. Although we have experienced significant revenue growth in recent periods, this growth may not be sustainable or indicative of future revenue growth rates. Our prospects must be considered in light of the risks encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets. Our future operating results will depend on many factors, including:

 .  the demand for and market acceptance of our products;

 .  the level of product and price competition;

 .  our ability to develop, market and deploy new, high-quality products;

 .  our ability to control costs;

 . our ability to expand our direct sales force and indirect distribution channels;

 .  our success in attracting and retaining key personnel;

 . the uncertainty, recent emergence and acceptance of the market for our products; and

 .  technological changes in the market for our products.

Our quarterly operating results may fluctuate significantly

     Our quarterly operating results have varied significantly in the past. Our quarterly revenues and operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. These factors include:

 .  market acceptance of our products;

 .  competition;

 .  the size, timing and recognition of revenue from significant orders;

 .  our ability to develop and market new products and product enhancements;

 . new product releases by us and our competitors and the timing of such releases;

 .  the length of sales and implementation cycles;

 .  our ability to integrate acquired businesses;

 . our success in establishing indirect sales channels and expanding our direct sales force;


                                      3.

 .  our success in retaining and training third-party support personnel;

 . the delay or deferral of significant revenues until acceptance of software required by any specific license transaction;

 . the deferral of customer orders in anticipation of new products and product enhancements;

 .  changes in the pricing policies by us and our competitors;

 . the mix of revenues derived from our direct sales force and various indirect distribution and marketing channels;

 .  the mix of revenues derived from domestic and international customers;

 .  seasonal fluctuations in our sales cycles;

 .  changes in relationships with strategic partners;

 .  personnel changes;

 .  foreign currency exchange rate fluctuations;

 .  our ability to control our costs; and

 .  general economic factors.

     We have a limited backlog of orders, and total revenues for any future quarter are difficult to predict. Our revenues and operating results depend upon the amount and timing of customer orders that we receive in a given quarter. In the past we have recognized a substantial portion of our revenues in the last month of a quarter. If this trend continues, any failure or delay to fulfill orders by the end of a particular quarter will harm our business, financial condition and results of operations. As a result of these and other factors, we believe that period-to-period comparisons of our historical results or operations are not a good predictor of our future performance. If our future operating results are below the expectations of stock market analysts, our stock price may decline.

The long sales and implementation cycles for our products may cause revenues and operating results to vary significantly from quarter to quarter

     A customer's decision to purchase our products involves a significant commitment of its resources and a lengthy evaluation process. Throughout the sales cycle, we often spend considerable time educating and providing information to prospective customers regarding the use and benefits of our products. The cost of our products is typically only a small portion of the related hardware, software, development, training and integration costs associated with implementing an overall solution. As a result, our sales cycle may be lengthy. Although it varies substantially from customer to customer our sales cycle generally lasts from three to nine months or more. Even after making the decision to purchase our products, our customers tend to deploy them slowly. Deployment of our products extends from a few weeks to several months depending upon the complexity of a customer's telecommunications and computing infrastructure. Deployment also may involve a pilot implementation phase, the successful completion of which is typically a prerequisite for full-scale deployment. This deployment may present significant technical challenges, particularly as large numbers of employees of a customer attempt to use our products concurrently. Because of their complexity, larger implementations, especially multi-site or enterprise-wide implementations, can take several quarters. We generally rely upon internal resources or third-party consultants to assist in the implementation of our products. We have experienced difficulty implementing customer orders on a timely basis in the past due to the limited personnel resources available to us. We cannot guarantee that we will not experience delays in the implementation of orders in the future, or that third-party consultants will be available as needed by us. As a result of this lengthy sales and deployment cycle, we may experience a delay in the recognition of applicable license revenue. In addition, the delays inherent in such a lengthy sales and deployment cycle raise the risks that our customers may decide to cancel or change their orders, which could result in the loss of anticipated revenue. Our business, financial condition and results of operations would suffer if our customers reduce or delay their orders or choose not to release products using our technology.


                                      4.

We have a limited number of customers upon whom we rely, and any decrease in revenue from these customers could have an adverse effect on our business

     A significant portion of our revenues are recognized from a limited number of customers. For example, in fiscal 1998 and 1997, MCI Telecommunications accounted for 14.1% and 11.1%, respectively, of total revenues. We expect that the majority of our revenues will continue to depend on sales of our products to a small number of customers. We also expect that customers will vary from period-to-period. In general, our customers have acquired fully-paid licenses to the installed product and are not contractually obligated to license or purchase additional products or services from us. If we fail to successfully sell our products to one or more targeted customers in any particular period, or one or more customers defer or cancel their orders, our revenues and results of operations could be harmed.

We face intense competition that could adversely affect our business

     If we are unable to maintain our market share in the intensely competitive software market our financial condition and results of operations would be harmed. Our competitors include companies such as:

     .  computer telephony platform developers;

     .  computer telephony applications software developers; and

     .  telecommunications equipment vendors.

     Specifically, our current and potential competitors include Aspect Telecommunications, Cisco Systems, Davox Corporation, Dialogic Corporation, GeoTel Communications Corporation, Hewlett-Packard, IBM Corporation, IEX Corporation, Lucent Technologies, Melita International Corporation, Northern Telecom and Siebel Systems. Several of these competitors have longer operating histories, significantly greater resources, greater name recognition and a larger customer base than we do. We expect to continue to encounter significant competition from these and other sources. In addition, as the market for our products develops, companies with greater resources may attempt to increase their presence in the market by acquiring or forming strategic alliances with our competitors. If new competitors or alliances among current competitors emerge and acquire significant market share, our business and results of operations could be seriously harmed.

Our products face rapid technological changes and evolving standards and if we do not respond in a timely manner, our business could be harmed

     The market for our products is characterized by rapid technological change, frequent new product introductions, changes in customer requirements and evolving industry standards. The introduction by competitors of products embodying new technologies and the emergence of new industry standards could render our existing products obsolete. Our future success will also depend upon our ability to develop and manage key customer relationships in order to introduce a variety of new products and product enhancements that address the increasingly sophisticated needs of our customers. Our failure to establish and maintain these customer relationships may adversely affect our ability to develop new products and product enhancements. In addition, we may experience delays in releasing new products and product enhancements in the future. Material delays in introducing new products and enhancements or our inability to introduce competitive new products may cause customers to forego purchases of our products and purchase those of our competitors. Due to the complexity of our software and the difficulty in gauging the engineering effort required to produce new products and product enhancements, these planned products and product enhancements can require long development and testing periods. As a result, significant delays in the general availability of such new releases or significant problems in the installation or implementation of such new releases could have a material adverse effect on our business, operating results and financial condition. We have experienced delays in the past in releasing new products and new product enhancements. We cannot guarantee you that we will be successful in the future in:


                                      5.

 . developing and marketing, on a timely and cost-effective basis, new products or new product enhancements that respond to technological change, evolving industry standards or customer requirements;

 . avoiding difficulties that could delay or prevent the successful development, introduction or marketing of these products; or

 .  achieving market acceptance for our new products and product enhancements.

Undetected errors in our software could lead to lost revenues or delays in market acceptance

     Software products like ours may contain errors or defects, which are sometimes called "bugs". These bugs are particularly common when new products are first introduced or when new versions or enhancements to old products are released. In the past, we have discovered software errors in certain of our new products after their introduction. Despite our testing, current versions, new versions or enhancements of our products may still have defects and errors after they are shipped to customers. The presence of such bugs could lead to lost revenues or delays in market acceptance, which would harm our business and operating results.

We may be subject to risks associated with acquisitions

     We continually evaluate strategic acquisitions of businesses and technologies that would complement our products or enhance our market coverage or technological capabilities. In December 1997 we acquired Forte Advanced Management Software Inc. and in December 1998 we acquired Plato Software Corporation. We may continue to make such acquisitions and investments in the future and there are a number of risks that future transactions could entail. These risks include the following:

     . our inability to successfully integrate or commercialize acquired technologies or otherwise realize anticipated synergies or economies of scale on a timely basis;

     .  the diversion of management attention;

     .  the disruption of our ongoing business;

     . our inability to retain technical and managerial personnel for both companies;

     . our inability to establish and maintain uniform standards, controls, procedures and processes;

     . negative responses by the government or our competitors to the proposed transactions; and

     . the impairment of our relationships with employees, vendors, and/or customers.

     In addition, we could affect future acquisitions without shareholder approval. Acquisitions could dilute shareholder equity, or cause us to incur debt and contingent liabilities and amortize acquisition expenses related to goodwill and other intangible assets. The occurrence of any of the foregoing risks could harm our operating results and/or the price of our common stock.

Our rapid growth may strain our resources

     We have experienced a period of rapid growth and expansion which has placed and will continue to place a significant strain on our resources. During this period, we have experienced revenue growth, an increase in the number of our employees, an expansion in the scope of our operating and financial systems and an expansion in the geographic area of our operations. As of March 31, 1999, we had approximately 600 employees, as compared to approximately 538 on June 30, 1998 and 370 on June 30, 1997. We anticipate that we will expand further to address potential growth in our customer base and market opportunities. We expect to add additional key personnel in the near future, including a vice president of marketing. To manage this anticipated growth of our operations, we will be required to successfully do the following things:


                                      6.

     . improve and enhance our operational, financial and management information controls, reporting systems and procedures;

     .  hire, train and manage additional qualified personnel;

     .  expand and upgrade our core technologies; and

     . effectively manage multiple relationships with our customers, suppliers and other third parties.

     Our systems, procedures and controls may not be adequate to support our operations. If we fail to improve our operational, financial and management information systems, or to hire, train, motivate or manage our employees, our business, financial condition and results of operations could suffer.

We depend upon key personnel

     During fiscal 1999, a substantial number of our key executives have been replaced, including our chief executive officer and the chief financial officer. It may be difficult for us to integrate new members of our management team. We must also attract and retain experienced and highly skilled engineering, sales, marketing and managerial personnel. Competition for such personnel is intense in the geographic areas and market segments in which we compete, and we may not be successful in hiring and retaining such people. In general, we do not have employment contracts with any of our key personnel, nor do we maintain any key man life insurance on any of our personnel. If we lose the services of any key personnel, or cannot attract or retain qualified personnel, particularly engineers, our business, financial condition and results of operations could suffer. In addition, companies in technology industries whose employees accept positions with competitors have in the past claimed that their competitors have engaged in unfair competition or hiring practices. If we received such claims in the future as we seek to hire qualified personnel, it could lead to material litigation. We could incur substantial costs in defending against any such claims, regardless of their merits.

We depend on strategic relationships with third-party resellers

     Our success depends on our ability to continue to develop channels with third-party resellers such as original equipment manufacturers, systems integrators and telecommunications switch vendors. We have entered into reseller agreements with some of the telecommunications switch vendors, including those that compete with us. We are also seeking to establish strategic relationships with independent software vendors. We do not have a substantial direct sales force and derive a significant portion of our revenues from our third-party resellers. Many of these third-party resellers do not have minimum purchase or resale requirements and can cease marketing our products at any time. These sales channels could be affected by a number of additional factors including:

     .  pressures placed on third-party resellers to sell competing products;

     .  competing product lines offered by certain third-party resellers;

     .  our failure to adequately support the third-party resellers;

     . the failure of current third-party resellers to provide the level of services and technical support required by our customers;

     .  the loss of a significant number of our third-party resellers; and

     . our failure to attract and retain new third-party resellers who have the expertise necessary to successfully sell our products.

     Even if we are able to increase our sales through third-party resellers, those sales may be at more discounted rates. This would result in lower revenues to us than what we would generate by licensing the same products to customers directly.

     We are also seeking to incorporate our products into the products offered by telecommunications switch vendors and local and long distance network carriers. In the near term, we are focused on enabling network service


                                      7.

providers to offer computer telephony integration services to their business customers. We cannot guarantee that we will be able to establish relationships with network service providers or telecommunication switch vendors or that they will successfully incorporate our products into theirs. We also cannot guarantee that our corporate partners or our business customers will be interested in purchasing products that incorporate our software and are offered by network service providers or telecommunications switch vendors. If we fail to develop this sales channel, our business and results of operations could be harmed.

We are dependent on the emerging software market

     The market for software is an emerging market that is extremely competitive and highly fragmented. It is also currently evolving and subject to rapid technological change. Our success will depend in large part on continued growth in the number of organizations adopting customer interaction and computer telephony solutions. The market for our products is relatively new and undeveloped, and recent customers and prospective customers have little experience with deploying, maintaining or managing customer interaction and computer telephony solutions. If this market demand fails to develop, or develops more slowly than we currently anticipate, our business, financial condition and results of operations would be significantly harmed.

We are subject to risks associated with our international sales and operations

     For the fiscal years ended June 30, 1998, 1997 and 1996, revenues attributable to international customers accounted for 44.7%, 33.4% and 28.0% of our total revenues. We expect that a significant portion of our sales will continue to be concentrated in international markets for the foreseeable future. We intend to expand operations in our existing international markets and to enter new international markets, which will demand management attention and financial commitment. We may not be successful in expanding our international operations. In addition, a successful international expansion of our software solutions will be limited to those countries where there is regulatory approval of the third-party telephony hardware supported by our products. We expect to commit additional development resources to customizing our products for selected international markets and to developing international sales and support channels.

     Furthermore, to increase revenues in international markets, we will need to continue to establish foreign operations, to hire additional personnel to run such operations and to maintain good relations with our foreign systems integrators and distributors. To the extent that we are unable to successfully do so, our growth in international sales will be limited. The failure to expand international sales could have a material adverse effect on our business, operating results and financial condition.

     The majority of our international sales to date have been denominated in United States dollars. We do not currently engage in any foreign currency hedging transactions. A decrease in the value of foreign currencies relative to the United States dollar could make our products more expensive in international markets. In addition to currency fluctuation risks, international operations involve a number of risks not typically present in domestic operations. Such risks include:

     .  changes in regulatory requirements;

     .  costs and risks of deploying systems in foreign countries;

     .  timing and availability of export licenses;

     .  tariffs and other trade barriers;

     .  political and economic instability;

     .  difficulties in staffing and managing foreign operations;

     .  potentially adverse tax consequences;

     .  difficulties in obtaining governmental approvals for products;


                                      8.

     . the burden of complying with a wide variety of complex foreign laws and treaties;

     .  the possibility of difficult accounts receivable collections; and

     .  difficulties in managing distributors.

     Distributors' customer purchase agreements may be governed by foreign laws which may differ significantly from laws of the United States We are also subject to the risks associated with the imposition of legislation and regulations relating to the import or export of high technology products. We cannot predict whether quotas, duties, taxes or other charges or restrictions upon the importation or exportation of our products will be implemented by the United States or other countries, leading to a reduction in sales and profitability in that country. Future international activity may result in sales dominated by foreign currencies. Gains and losses on the conversion to United States dollars of accounts receivable, accounts payable and other monetary assets and liabilities arising from international operations may contribute to fluctuations in our operating results. Any of these factors could materially and adversely affect our business, operating results and financial condition.

We depend upon employees who are citizens subject to United States government regulation of immigration

     As of May 31, 1999, over 27% of our employees, including approximately
50% of our technical staff, are foreign citizens. As their employer, we must comply with the immigration laws of the United States. Most of our foreign employees are working in the United States under H-1 temporary work visas which allow the holders to work in the United States for three years and thereafter to apply for a three-year extension. If the H-1 Visa holder has not become a Lawful Permanent United States Resident or obtained some other legal status permitting continued employment before expiration of this six-year period, the holder must spend at least one year abroad before reapplying for an H-1 Visa. Congress and administrative agencies with jurisdiction over immigration matters have periodically expressed concerns over the level of immigration into the United States. If we are unable to utilize the continued services of such employees, our business could be harmed.

Our products must integrate with third-party technology

     Our products currently integrate with most major telephone systems and interoperate across most major computing platforms, operating systems and databases. If our platform did not readily integrate with major telephone systems and computing platforms, operating systems or databases (for instance, as a result of technology enhancements or upgrades of such systems), we could be required to redesign our platform product to ensure compatibility with such systems. We cannot guarantee that we would be able to redesign our products or that any redesign would achieve market acceptance. If our platform products did not integrate with third-party technology, our business, financial condition and results of operations would be severely harmed.

We face a number of unknown risks associated with year 2000 problems

     The year 2000 computer problem refers to the potential for system and processing failures of date-related data as a result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date represented as "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     We have designed and tested current versions of our products for use in the year 2000 and beyond, and believe they are year 2000 compliant. However, some of our customers might be running older versions of our products that might not be year 2000 compliant. It is possible that we may experience increased expenses in addressing mitigation issues for these customers. In addition, our products frequently are integrated into larger networks involving sophisticated hardware and software products supplied by other vendors. Each of our customers' networks involves different combinations of third party products. We cannot evaluate whether all of their products are year 2000 compliant. We may face claims based on year 2000 problems in other companies'


                                      9.

products or based on issues arising from the integration of multiple products within the overall network. Although no such claims have been made, we may in the future be required to defend our products in legal proceedings which could be expensive regardless of the merits of such claims.

     If our suppliers, vendors, major distributors, partners, customers and service providers fail to correct their year 2000 problems, these failures could result in an interruption in, or a failure of, our normal business activities or operations. If a year 2000 problem occurs, it may be difficult to determine which party's products have caused the problem. These failures could interrupt our operations and damage our relationships with our customers. Due to the general uncertainty inherent in the year 2000 problem resulting from the readiness of third party suppliers and vendors, we are unable to determine at this time whether year 2000 failures could harm our business and our financial results.

     Our customers' purchasing plans could be affected by year 2000 issues if they need to expend significant resources to fix their existing systems to become year 2000 compliant. This situation may reduce funds available to purchase our products. In addition, some customers may wait to purchase our products until after the year 2000, which may reduce our revenue.

We may be unable to protect our intellectual property and proprietary rights

     Our success depends to a significant degree upon our ability to protect our software and other proprietary technology. We rely primarily on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect our proprietary rights. We currently hold four issued United States patents and have a number of United States and foreign patent applications pending.

     We cannot guarantee that any of our patent applications will be approved or that we will develop additional proprietary products or technologies that are patentable. We also cannot guarantee that our patents will provide us with any competitive advantages or that they will not be challenged by third parties. Others may duplicate our products, design around our patents or independently develop similar or superior products. If third parties were successful in using their patents to challenge or compete with us, our business could be seriously harmed.

     As part of our confidentiality procedures, we generally enter into nondisclosure agreements with our employees, consultants and other third-parties who provide technical services to us or who have access to our confidential information. In addition, we limit access to and distribution of our software, documentation and other proprietary information. We also rely in part on "shrink wrap" and "click wrap" licenses, although these licenses are not signed by the end user and, therefore, may be unenforceable under the laws of certain jurisdictions.

     The measures described above however, afford us only limited protection. Unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult. Although we are unable to determine the extent to which piracy of our software products exists, software piracy may become a problem. In addition, effective protection of intellectual property rights may be unavailable or limited in certain foreign countries in which we sell, or plan to sell, our products. For the foregoing reasons, we cannot guarantee that the methods we use to protect our proprietary rights will be adequate.

     There has also been a substantial amount of litigation in the software industry regarding intellectual property rights. From time to time we have received claims that we are infringing third parties' intellectual property rights. We expect that as the number of products and competitors in the software industry grows and the functionality of products in different segments of the software industry overlap, the number of infringement claims against software product developers will increase. Although we are not aware that any of our products or proprietary rights infringes upon the proprietary rights of third parties, we may be subject to infringement claims in the future. Defending against infringement claims would be time consuming and could lead to costly litigation. It also could cause delays in product shipments or cause us to lose or defer sales. If we were required to enter into royalty or licensing agreements to resolve infringement claims, they may not be on terms acceptable to us.


                                      10.

Unfavorable royalty and licensing agreements could seriously damage our business, operating results and financial condition.


                                      11.

                                USE OF PROCEEDS

     We will not receive any of the net proceeds from the sale of the shares by the selling shareholders.

                              SELLING SHAREHOLDERS

     The following table sets forth the principal amount of common stock beneficially owned by each of the selling shareholders as of May 31, 1999. The selling shareholders may offer all or some of the shares which they own pursuant to the offering contemplated by this Prospectus. There are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. Therefore, we cannot estimate the amount of shares that will be held by the selling shareholders after completion of this offering. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below.

                                                                   Shares Beneficially
                                                                   Owned Prior to the           Number of
                                                                        Offering              Shares Offered
                                                              ----------------------------  ----------------
                                                                 Number       Percent(1)
                                                              -------------  -------------
Selling Shareholders
--------------------
DAS Trust UTA 9-24-98                                                40,000         *                  40,000

EIS Trust UTA 9-24-98                                                40,000         *                  40,000

Nour-Omid, Samson & Francis                                          40,000         *                  40,000

EYS Trust UTA 5-19-97                                                78,000         *                  78,000

Sheldon and Barbara Rothblatt                                         2,000         *                   2,000

Ori Sasson(2)                                                       230,668        1%                   1,250

Aaron Sasson                                                          1,250         *                   1,250

WS Investment Company 98B                                             5,000         *                   5,000

---------------
*    Less than 1%.

(1) Percentage ownership is based on 24,181,280 shares of Common Stock outstanding on May 31, 1999.

(2) Includes (i) 78,000 shares held by Shiram Sasson, Trustee of the EYS Trust u/t/a dated May 19, 1997, of which Mr. Sasson disclaims beneficial ownership, and (ii) 112,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after May 31, 1999. Mr. Sasson is our Chief Executive Officer.


                                      12.

                             PLAN OF DISTRIBUTION

     The shares offered hereby are being offered directly by the selling shareholders. We will receive no proceeds from the sale of the shares. The shares offered may be sold by the selling shareholders from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale. The shares may be offered at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling shareholders may sell the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The shares offered hereby may be sold either pursuant to this Prospectus or pursuant to Rule 144 of the Securities Act of 1933.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling shareholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders.

                                 LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for us by Brobeck, Phleger & Harrison LLP, San Francisco, California.

                                    EXPERTS

     The audited consolidated financial statements and schedule incorporated by reference herein and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

     Genesys is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission. In addition, we have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act with respect to the common stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information about us or our common stock offered hereby, we refer you to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this Prospectus concerning the contents of any contract or any other document referred to


                                      13.

are not necessarily complete; reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement.

     Copies of the Registration Statement and the exhibits thereto, as well as such reports, proxy statements and other information we have filed, can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of these materials can also be obtained from the Securities and Exchange Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval System (EDGAR). This web site can be accessed at http:\\www.sec.gov. In addition, material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in this prospectus, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Genesys, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Genesys with the Securities and Exchange Commission under Section 13(d) and 15(d) of the Exchange Act are hereby incorporated by reference in this Prospectus:

        1.  Our Annual Report on Form 10-K for the fiscal year ended June 30,
            1998;

        2. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1998; December 31, 1998 and March 31, 1999;

        3. Our Current Reports on Form 8-K filed on August 3, 1998 and January 14, 1999; and

        4. The description of the common stock set forth in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

     All reports and definitive proxy or information statements filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THERE WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF COMMON STOCK, TO WHOM A


                                      14.

PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE HEREIN (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN). REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, GENESYS TELECOMMUNICATIONS LABORATORIES, INC., 1155 MARKET STREET, SAN FRANCISCO, CALIFORNIA 94103 (TEL. 415/437-1100).


                                      15.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             ______________________

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
Prospectus Summary......................................................   2
Risk Factors............................................................   3
Proceeds................................................................  12
Selling Shareholders....................................................  12
Plan of Distribution....................................................  13
Legal Matters...........................................................  13
Experts.................................................................  13
Available Information...................................................  13
Special Note Regarding Forward-Looking Statements.......................  14
Incorporation of Certain Documents by Reference.........................  14

                             ______________________


                                207,500 SHARES


                                 COMMON STOCK


                                  PROSPECTUS


                                 June 17, 1999



                                      16.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

     SEC Registration fee.............................................. $ 1,274
     Legal expenses....................................................  35,000
     Accounting fees and expenses......................................  10,000
     Miscellaneous.....................................................   5,000

          Total........................................................ $51,274

     The selling shareholders will bear their own sales commissions and related sales expenses in connection with this offering, but will not bear any of expenses listed above.

Item 15.  Indemnification of Officers and Directors.

     As allowed by the California General Corporation Law, Genesys' Articles of Incorporation provide that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of Genesys for breach of a director's duties to Genesys or its shareholders, except for liability: (1) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (2) for acts or omissions that a director believes to be contrary to the best interests of Genesys or its shareholders or that involve the absence of good faith on the part of the director; (3) for any transaction from which a director derived an improper personal benefit; (4) for acts or omissions that show a reckless disregard for the director's duty to Genesys or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Genesys or its shareholders; (5) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Genesys or its shareholders; (6) with respect to certain transactions, or the approval of transactions, in which a director has a material financial interest; and (7) with respect to approval of certain improper distributions to shareholders or certain loans or guarantees. This provision does not eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his actions, if negligent or improper, have been ratified, by the Board of Directors. Further, the provision has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to Genesys' shareholders for any violation of a director's fiduciary duty to Genesys or its shareholders. Although the validity and scope of the legislation underlying the provision have not yet been interpreted to any significant extent by the California courts, the provision may relieve directors of monetary liability to Genesys for grossly negligent conduct, including conduct in situations involving attempted takeovers of Genesys.

     Genesys' Bylaws permit it to indemnify its officers and directors to the fullest extent permitted by law. In addition, Genesys' Articles of Incorporation expressly authorize the use of indemnification agreements, and Genesys has entered into separate indemnification agreements with each of its directors and its executive officers. These agreements required Genesys to indemnify its officer and directors to the fullest extent permitted by law, including circumstances in which indemnification would otherwise be discretionary. Among other things the agreements require Genesys to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16.  Exhibits.

2.1 Agreement and Plan of Reorganization, dated as of December 9, 1998, by and among Genesys, Plato Acquisition Co. and Plato Software Corporation and other parties thereto. (1)

4.1 Registration Rights Agreement, dated December 9, 1998, between Genesys and the other parties thereto. (1)

5.1   Opinion of Brobeck, Phleger & Harrison LLP.

23.1  Consent of Arthur Andersen LLP.

23.2 Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto).

24.1  Power of Attorney (included on page II-4 hereto).

___________
(1) Incorporated by reference from Genesys' Current Report of Form 8-K, filed with the Commission on January 14 1999.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and
(ii) is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15 of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on this 17th day of June, 1999.

                               GENESYS TELECOMMUNICATIONS LABORATORIES, INC.



                               By: /s/ Ori Sasson
                                   ------------------------------------
                                      Ori Sasson
                                      Chief Executive Officer


                               POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints, jointly and severally, Ori Sasson and Richard DeGolia, and each one of them, his attorneys-in-fact, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                                      Title                                   Date
             ---------                                      -----                                   ----

/s/ Ori Sasson                        Chief Executive Officer and Director                     June 17, 1999
------------------------------------  (Principal Executive Officer)
         Ori Sasson

                                      Chairman of the Board of Directors                       June 17, 1999
------------------------------------
         Greg Shenkman

/s/ Alec Miloslavsky                  Vice Chairman of the Board of Directors and Chief        June 17, 1999
------------------------------------  Technical Officer
         Alec Miloslavsky

             Signature                                      Title                                   Date
             ---------                                      -----                                   ----
/s/ Bruce Dunlevie                    Director                                                 June 17, 1999
------------------------------------
         Bruce Dunlevie

 /s/ Paul Levy                        Director                                                 June 17, 1999
------------------------------------
         Paul Levy

/s/ Christopher D. Brennan            Chief Financial Officer (Principal Financial and         June 17, 1999
------------------------------------  Accounting Officer)
         Christopher D. Brennan

                                 EXHIBIT INDEX

EXHIBIT
NUMBER              EXHIBIT TITLE
-------             -------------


2.1 Agreement and Plan of Reorganization, dated as of December 9, 1998, by and among the Company, Plato Software Corporation and Plato Acquisition Corp., and other parties thereto. (1)

4.1 Registration Rights Agreement, dated December 9, 1998, between the Company and the other parties thereto. (1)

5.1        Opinion of Brobeck, Phleger & Harrison LLP.

23.1       Consent of Arthur Andersen LLP.

23.2 Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto).

24.1       Power of Attorney (included on page II-4 hereto).

___________
(1) Incorporated by reference from the Company's Current Report of Form 8-K, filed with the Commission on January 14, 1999.